SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Hampden Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 11, 2013, the Company mailed the following letter to its shareholders:

HAMPDEN BANCORP, INC.

October 11, 2013

Dear Fellow Shareholder:

You have important choices to make at this year’s Annual Meeting that will affect the value of your investment in Hampden Bank.

You should know that a Dallas based-hedge fund manager, Johnny Guerry and the fund he controls, MHC Mutual Conversion Fund, L.P. (the “Clover Group”) are seeking to elect his hand-picked nominees to our Board to advance his stated objective of forcing a sale or merger of Hampden.  Your Board of Directors and management team believe this is the wrong path and is not in the best interests of Hampden shareholders.  That is why we urge you to use the enclosed BLUE proxy card to vote IN FAVOR of the Board’s nominees and AGAINST the Clover Group’s proposal.

Your Board of Directors has nominated and unanimously recommends a vote IN FAVOR of our highly qualified slate of directors, including Thomas R. Burton, Arlene Putnam, Richard D. Suski, CPA and Linda Silva Thompson.

YOUR VOTE IS IMPORTANT TO PREVENT A FORCED SALE OR MERGER OF HAMPDEN

 The Clover Group is soliciting proxies to vote against your Board’s nominees for directors and for the stockholder proposal Clover will present at the Annual Meeting.  We believe the Clover Group’s nomination of directors and recommendation to explore a sale or merger now is based on a flawed analysis of the Massachusetts banking industry, Hampden Bank’s performance, and our future prospects. Their claims rest on highly selective financial performance measures and market analyses which ignore the full financial performance of the Company. We believe that allowing Clover Group representatives on the Board to attempt to force a sale of Hampden Bank would adversely affect long-term shareholder value by jeopardizing our progress and forcing a sale at the wrong time.

HAMPDEN BANK IS SUCCESSFULLY EXECUTING A STRATEGIC PLAN
TO DRIVE GROWTH AND DELIVER VALUE TO SHAREHOLDERS

Over the past year, your new management team has focused on executing a strategy that leverages our competitive strengths as a well-capitalized community bank, while driving efficiency and profitability.  Our business strategy has included efforts to reduce our non-interest expenses; grow our loan portfolio, particularly commercial loans; build our core deposits; and continue prudent capital management strategies.

This strategy is working. Our actions are beginning to deliver results that should enable us to create profitable growth and sustainable stockholder value.  Specifically:

●
Improved Profitability.  The Company reported net income of $3.0 million, just under the record earnings reported in fiscal 2012.  Our results for fiscal 2013 included restructuring charges related to the elimination of two senior management positions, which equaled approximately 10% our 2013 net income.

●	Loan Portfolio Growth. Our loan portfolio grew 10.8% in fiscal 2013, including a 21.6% growth in commercial loans. We expect this momentum to continue given strong loan demand.

●
Increased Core Deposits.  We continue to attract and retain core deposit relationships, allowing us to increase our transaction accounts in fiscal 2013 by $52.5 million and reduce our time deposits by $12.5 million.

●
Strong Capital Base.  We maintain a strong capital base to preserve strategic flexibility.  Our capital ratios are well above the regulatory minimums, which gives us the ability to pursue expansion opportunities.

●
Disciplined Capital Management.  Since our IPO, we have purchased a total of 2,286,119 shares for an average price of $11.72.  We also increased our dividend payout in fiscal 2013 to 34.2% from 27.7% in 2012 and announced a 20% increase in the quarterly cash dividend.  Since our IPO, we have increased the quarterly dividend by 100%, but have retained a conservative payout of 34% of earnings.

●	Stock Performance. Our stock price has outperformed both the NASDAQ Bank Index and the SNL U.S. Bank Index over the last five fiscal years.

THE CLOVER GROUP’S UNNECESSARY PROXY CONTEST

IS NOT IN THE BEST INTERESTS OF SHAREHOLDERS

Johnny Guerry has nominated himself and Garold R. Base for election to the Hampden Bancorp Board.  We believe the Clover Group’s shortsighted and self-serving agenda is not in the best interests of all shareholders.  We believe that both individuals lack the background and experience to make them suitable additions to the board.

The Clover Group has forced us into an unnecessary and distracting proxy fight, despite our willingness to listen to their views and address their proposals appropriately.

●
The Clover Group Wants To Force a Sale of the Company in a Suboptimal Market.  We believe the Clover Group’s sole aim in nominating two directors is to attempt to force a sale of the Company.  The Schedule 13D filed by the Clover Group states clearly that “we believe it is in the best interests of Hampden shareholders to sell the bank.” They have indicated they wish to present a stockholder proposal requesting the Board to explore avenues to enhance shareholder value through extra-ordinary transactions, including selling or merging the Company.

●
The Company Should Focus on Building Long-Term Shareholder Value.  Your Board of Directors takes its fiduciary duties very seriously.  Following the vote at last year’s annual meeting, the Board, together with its independent financial advisors, reviewed strategic options, as it does on an ongoing basis, and determined that now is the wrong time to pursue a sale of the Company. First, we believe the Company is undervalued by the market, in part because our core earnings power has not been reflected in our recent results and our results have been suppressed by certain costs related to our IPO.  Moreover, we are in the midst of executing our strategic plan to build greater long-term value, which has only begun to show results.  To pursue a sale now would deprive our shareholders of the value their investments are helping to create.

●
The Clover Group’s Nominees Have the Wrong Incentives and Lack Relevant Experience.  The Clover Group’s nominees will be beholden to the Clover Group and their own agenda.  Mr. Guerry has no banking background or experience.  Neither Mr. Guerry nor Mr. Base have direct ties or expertise with the local markets in which we conduct our business.

OUR BOARD’S NOMINEES HAVE THE RIGHT COMBINATION OF LOCAL EXPERIENCE AND RELEVANT EXPERTISE

●
The Board’s Nominees Possess Unique Skill Sets and Understanding of Local Markets.  For example, Richard D. Suski, CPA, has worked as a certified public accountant in independent registered accounting firms in the financial institutions sector for 30 years and has served on a number of boards of directors and committees of public banking institutions, all in the market area in which the company conducts its business. Linda Silva Thompson is currently Dean of the School of Business & Accounting at Monroe College. She was managing partner of a real estate broker in Springfield MA until 2008 and so brings knowledge of the local real estate market to the Board.

VOTE THE BLUE PROXY CARD TODAY IN FAVOR OF THE COMPANY’S NOMINEES AND AGAINST THE CLOVER GROUP’S PROPOSAL

Thank you again for your continued support.

Sincerely,

/s/ Glenn S. Welch

Glenn S. Welch
Chief Executive Officer and President

Your Vote Is Important, No Matter How Many Shares You Own.

If you have questions about how to vote your shares on the BLUE proxy card, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

D.F. King
48 Wall Street
New York, New York 10005

For shareholder questions:  1-800-735-3591.  For banks and brokers: 212-269-5550.
Email:  info@dfking.com

Important Information

This material may be deemed to be solicitation material in respect of the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”).  The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its shareholders a proxy statement in connection with the Annual Meeting (the “Proxy Statement”), and advises its shareholders to read the Proxy Statement and any and all supplements and amendments thereto because they contain important information.  Shareholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.  The Proxy Statement and these other documents may also be obtained upon request addressed to the Secretary of the Company at 19 Harrison Avenue, Springfield, MA  01103.

Certain Information Concerning Participants

The Company, its directors and its executive officers may be deemed to be participants in the solicitation of the Company’s shareholders in connection with the Annual Meeting.  Shareholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s proxy statement related to its 2013 Annual Meeting of Stockholders, filed with the SEC on October 2, 2013.

Forward-Looking Statements

This letter contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Because these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. As a result, actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend” or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may.” Certain factors that could have a material adverse effect on the operations of Hampden Bank include, but are not limited to, increased competitive pressure among financial service companies, national and regional economic conditions, changes in interest rates, changes in consumer spending, borrowing and savings habits, legislative and regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and Federal Reserve Board, adverse changes in the securities markets, inability of key third-party providers to perform their obligations to Hampden Bank and changes in relevant accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THIS BLUE PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  A PROXY MAY BE REVOKED BY FILING WITH OUR SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE MEETING.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD
NOVEMBER 5, 2013

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated October 2, 2013, and hereby appoints Glenn S. Welch and Craig W. Kaylor and each of them, with power of substitution, proxies and agents of the undersigned to vote at the Annual Meeting of Stockholders of Hampden Bancorp, Inc. (the "Company"), to be held at the Sheraton Springfield Monarch Place Hotel, One Monarch Place, Springfield, MA 01144 on November 5, 2013 at 10:00 a.m. and at any adjournment(s) thereof, all shares of common stock of the Company which undersigned would be entitled to vote if personally present for the following matters. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

The Board of Directors recommends a vote "FOR" proposals 1, 2, and 3; for holding an advisory vote on the compensation of our named executive officers EVERY YEAR; and "AGAINST" proposal 5.

1. To elect the following individuals as Directors of the Company for a term of three years as described in the enclosed Proxy Statement;

1. Thomas R. Burton

2. Arlene Putnam

3. Richard D. Suski

4. Linda Silva Thompson

☐	FOR	☐	AGAINST	☐ ABSTAIN

INSTRUCTION: To withhold your vote for any one or more nominees, mark "For All Except" above and write that (those) nominee's name(s) below:

2. To ratify the appointment of Wolf & Company, P.C. as the Company's independent auditors for the year ending June 30, 2014.

☐	FOR	☐	AGAINST	☐ ABSTAIN

3. To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

☐	FOR	☐	AGAINST	☐ ABSTAIN

4. To approve, on an advisory basis, the frequency of holding a vote on the compensation of the Company's named executive officers.

☐ EVERY	☐ EVERY	☐ EVERY	☐ ABSTAIN
YEAR	TWO YEARS	THREE YEARS

5. If properly presented at the Annual Meeting, to vote upon a proposal submitted by a shareholder of the Company requesting that the Board of Directors explore avenues to enhance shareholder value through an extra-ordinary transaction (defined here as a transaction not in the ordinary course of business operations) including, but not limited to, selling or merging the Company with another institution.

☐	FOR	☐	AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.  ☐

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, and 3; for holding an advisory vote on the compensation of our named executive officers EVERY YEAR; and "AGAINST" proposal 5, and in accordance with the proxy holders' discretion respecting any other matters as may properly come before the annual meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement.